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                                                                   Exhibit 23(d)

                        INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Washington Real Estate Investment Trust on Form S-4 of our report dated November 14, 1997, included in the Trust's Report on Form 8-K dated November 21, 1997 and to the reference to us under the heading "Experts" in the prospectus, which is part of the Registration Statement.

McGladrey & Pullen, LLP


Minneapolis, Minnesota
March 27, 1998